SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2009

SUNRISE REAL ESTATE GROUP, INC.
(Exact name of registrant as specified in its charter)

Texas	000-32585	75-2713701
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

(Address of principal executive offices)

Suite 701, No.333, Zhaojiabang Road
Shanghai, PRC 200032

Registrant's telephone number, including area code (86)-21-6422-0505

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant.

On May 19, 2009, our Board of Directors engaged Kenne Ruan, CPA, P.C.  of 40 Hemlock Hollow Road, Woodbridge, CT 06525 as the Registrant’s certifying accountant to audit the registrant's  financial  statements, replacing its former certifying accountant, BDO Limited of 25th Floor Wing On Centre, 111 Connaught Road Central, Hong Kong Special Administrative Region, the People’s Republic of China. Before May 1, 2009, BDO Limited operated in the name of BDO McCabe Lo Limited.  Upon receipt of the notice that the Registrant’s acceptance of the proposal from Kenne Ruan to audit its consolidated financial statements for the fiscal year ending December 31, 2009, BDO Limited resigned as the Registrant’s certifying accountant on May 19, 2009.

None of the reports of BDO Limited on the Registrant’s financial statements for either of the past two years contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the reports did contain a going concern paragraph. During the Registrant’s past two fiscal years and through May 19, 2009 there have been no disagreements or reportable events (as defined in Regulation S-K Item 304(a)(1)(v)) with BDO Limited on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, except for the following:

In the course of evaluating our internal controls over financial reporting as at December 31, 2007, management has identified deficiencies related to the failure to correctly apply accounting principle in underwriting revenue recognition, to recognize the minority interest, to accrue for commission and to recognize provision for taxation.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. The Company relied on certain compensating controls, including substantive periodic review of the financial statements by our Chief Executive Officer, Chief Financial Officer and Audit Committee.

In the year ended December 31, 2008, the Company has implemented measures to remedy these material weaknesses by (i) reviewing and, as appropriate, revising our accounting and management information systems software;  and (ii) increasing the areas to be reviewed and discussed with the board of directors.

Prior to engaging Kenne Ruan, the Registrant had not consulted Kenne Ruan regarding the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on the Registrant’s financial statements or a reportable event, nor did the Registrant consult with Kenne Ruan regarding any disagreements with its prior auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the prior auditor, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

The engagement of Kenne Ruan as the Registrant’s new certifying independent accountant was approved by the Board of Directors.

The Registrant provided BDO Limited with a copy of this Current Report on Form 8-K on May 19, 2009 and requested BDO Limited to furnish the Registrant with a copy of a letter addressed to the SEC (the “SEC Letter”) stating whether they agree with the statements made above by the Registrant regarding BDO Limited. The SEC letter is attached as Exhibit [—] to this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2009
SUNRISE REAL ESTATE GROUP, INC.
By:	/s/ :Wang Wen Yan
Name:Wang Wen Yan
Chief Financial Officer